REVOLVING CREDIT NOTE

$15,000,000.00                                                 December 31, 1996
                                                             Baltimore, Maryland

     FOR VALUE RECEIVED, Sylvan Learning Systems, Inc., a Maryland corporation (the "Borrower") promises to pay on the Revolving Credit Expiration Date (as hereinafter defined) to the order of NationsBank, N.A., a national banking association (the "Bank") the aggregate unpaid principal amount of all Revolving Loans (as hereinafter defined) outstanding on the Revolving Credit Expiration Date and made by the Bank to the Borrower pursuant to the provisions of a certain Loan Agreement (which Loan Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified, is herein called the "Loan Agreement") dated as of the date hereof between the Borrower and the Bank. All capitalized terms used in this Note (including, without limitation, the terms "Business Day", "Default", "Default Period", "Financing Documents", "Late Charges", "Obligations", "Revolving Credit Interest Rate", "Revolving Loans", "Revolving Loan Account", and "Revolving Credit Expiration Date"), unless specifically herein defined, shall have the same meanings ascribed to such terms in the Loan Agreement. The term "Principal Amount" means, as of any date, the aggregate unpaid principal amount of all Revolving Loans advanced by the Bank to the Borrowers pursuant to the provisions of the Loan Agreement and outstanding on such date. The fact that there may be no Revolving Loans outstanding at any particular time shall not affect the continuing validity of this Note.

     Additionally, the Borrower promises to pay to the order of the Bank interest on the Principal Amount (calculated on a daily basis) from time to time outstanding at all times when a Default Period does not exist from the date hereof until the maturity of this Note (whether by acceleration, declaration, extension or otherwise) at a floating and fluctuating per annum rate of interest equal at all times to the Bank's 30 Day LABOR Rate (as hereinafter defined) in effect from time to time, plus one and fifteen one hundredths percent (1.15%) per annum. Interest accrued on the Principal Amount at all times when a Default Period does not exist from the date hereof until the maturity of this Note (whether by acceleration, declaration, extension or otherwise) shall be paid by the Borrower to the Bank monthly on or before the first day of each month, commencing on March 1, 1997, and on the same day of each month thereafter until the maturity of this Note (whether by acceleration, declaration, extension or otherwise), at which time all unpaid interest accrued through the date of such maturity shall be paid in full by the Borrower to the Bank. Notwithstanding the entry of any decree, order, judgment or other judicial action under, pursuant to, in connection with, or otherwise concerning this Note, the Loan Agreement or any of the other Financing


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Documents, during a Default Period and/or after the maturity of this Note
(whether by acceleration, declaration, extension or otherwise), the Borrower promises to pay to the Bank whenever demanded by the Bank interest on the Principal Amount and all other amounts then and thereafter due and payable hereunder at a floating and fluctuating per annum rate of interest equal at all times to the Bank's 30 Day LIBOR Rate in effect from time to time, plus three and fifteen one hundredths percent (3.15%) per annum, from the beginning of such Default Period for so long as such Default Period continues, or, from the date of such maturity until payment in full of the Principal Amount, all accrued and unpaid interest thereon and any and all such other amounts due and payable hereunder. The term "30 Day LIBOR Rate" as used herein means the floating and fluctuating per annum rate of interest determined by the daily London Interbank Offered Rate (expressed as a percentage) for thirty (30) day dollar deposits as quoted by the Bank for 11:00 a.m. (London time). Each time the 30 Day LIBOR Rate shall change, the rate of interest on the Principal Amount shall change immediately and contemporaneously with each such change of the 30 Day LIBOR Rate. Interest shall be computed on the basis of a 360 day-year and the actual number of days elapsed.

     The Bank shall open and maintain on its books in the ordinary course of its business the Revolving Loan Account described in the Loan Agreement. Except in the case of manifest error, the Revolving Loan Account shall be conclusive and binding on the Borrower as to amounts due by the Borrowers to the Bank under the provisions of this Note.

     If any payment on this Note becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate of interest as herein provided during such extension.

     This Note is the "Revolving Credit Note" issued pursuant to the provisions of the Loan Agreement. The obligations of the Borrower evidenced by this Note are a part of the Obligations referred to in the Loan Agreement. The Bank is entitled to the benefits of the Loan Agreement, the other Financing Documents and the Collateral referred to therein.

     Upon the occurrence of a Default specified in Sections 6.12, 6.13 or 6.14 of the Loan Agreement, the unpaid balance of the Principal Amount, together with interest accrued and unpaid thereon, shall immediately and automatically become due and payable by the Borrower to the Bank. Upon the occurrence of any other Default under the Loan Agreement, or upon the failure of the Borrower to pay, as and when due and payable in accordance with this Note, the Principal Amount or any payment of interest on the Principal Amount, the Bank or any other holder of this Note may, at


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its option, accelerate the maturity of this Note and declare the unpaid balance of the Principal Amount of this Note then outstanding together with interest accrued and unpaid thereon to be immediately due and payable, then and in that event the entire balance of the Principal Amount of this Note then outstanding together with interest accrued and unpaid thereon shall be immediately due and payable by the Borrower to the Bank. The Borrower waives diligence, presentment, demand, protest and notice of any kind except for any notice expressly provided for herein.

     Terms and conditions relating to the prepayment of this Note are set forth among the provisions of the Loan Agreement. The Borrower shall pay to the Bank Late Charges on account of this Note at the times and in the amounts prescribed by the Loan Agreement.

     All payments and prepayments of the Principal Amount, interest thereon and any other amounts payable hereunder shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Bank at the Bank's office at 10 Light Street, Baltimore, Maryland, 21202, Maryland or at such other place as the Bank or any other holder of this Note may at any time or from time to time designate in writing to the Borrower.

     If this Note is forwarded to an attorney for collection after maturity hereof (whether by acceleration, declaration, extension or otherwise), the Borrower shall pay to the Bank on demand all costs and expenses of collection including reasonable attorney's fees.

     After maturity of this Note (whether by acceleration, declaration, extension or otherwise), the Borrower hereby authorizes any attorney designated by the Bank or clerk of any court of record to appear for it in any court of record and confess judgment against it without prior hearing, in favor of the Bank for and in the amount of the Principal Amount then outstanding plus interest accrued and unpaid thereon, all other amounts then due and payable hereunder, costs of suit and attorney's fees in an amount equal to 15% of the Principal Amount then outstanding; provided, however, (a) if the actual attorney's fees incurred by the Bank or other holder hereof are less than 15% of the Principal Amount then outstanding and all Obligations owed to the Bank by the Borrower have been paid, the Bank will refund (to the extent actually collected) to the Borrower an amount equal to the difference between 15% of the Principal Amount then outstanding and the amount of such actual attorney's fees, or (b) if the actual attorney's fees incurred by the Bank or other holder hereof exceed 15% of the Principal Amount then outstanding, whether by reason of judgment being contested or otherwise, the Borrower shall pay to the Bank on demand the amount of any such excess. The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof, or by any imperfect


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exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto. Such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as the Bank shall deem necessary or desirable, for all of which this Note shall be a sufficient warrant.

     The rights and remedies of the Bank or any other holder hereof under this Note, the Loan Agreement and the other Financing Documents shall be cumulative and concurrent and may be pursued and exercised singularly, successively or concurrently at the sole discretion of the Bank or any other holder hereof and may be exercised as often as the Bank or any other holder hereof shall deem necessary or desirable, and the non-exercise by the Bank or any other holder hereof of any such rights and remedies in any particular instance shall not in any way constitute a waiver or release thereof in that or any subsequent instance.

     The Borrower and the Bank hereby voluntarily and intentionally waive any right they may have to a trial by jury in any action, proceeding or litigation directly or indirectly arising out of, under or in connection with this Note, the Loan Agreement or any of the other Financing Documents.

     This Note shall be governed and construed under the laws of the State of Maryland, and the Borrower hereby irrevocably consents and submits to the jurisdiction and venue of any state or federal court sitting in the State of Maryland over any suit, action or judicial proceeding brought to enforce or construe this Note or arising out of or relating to this Note.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed in its name, under its seal and on its behalf by its duly authorized officers the day and year first written above.

ATTEST:                                    Sylvan Learning Systems, Inc.


/s/ Susannah Bennett                       By: /s/ B. Lee McGee           (Seal)
-----------------------------                  ---------------------------------
Susannah Bennett, Assistant                    B. Lee McGee,
Secretary                                      Vice President



            (SEAL)


SYLVAN LEARNING SYSTEMS, INC.
          CORPORATE
             1989
             SEAL
           MARYLAND


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